EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock, par value $1.00 per share, of Encore Bancshares, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of November 9, 2007.

LKCM Private Discipline Master Fund, SPC By: LKCM Private Discipline Management, L.P., its manager By: LKCM Alternative Management, LLC, its general partner
By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

LKCM Investment Partnership, L.P. By: LKCM Investment Partnership GP, LLC, its general partner
By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

Luther King Capital Management Corporation
By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

New Summit Partners, L.P. By: King Summit Holdings, Inc., its general partner
By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

/s/ John Bryan King
John Bryan King

/s/ J. Luther King, Jr.
J. Luther King, Jr.